As filed with the Securities and Exchange Commission on September 17, 2004
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                          ADVANCED MEDIA TRAINING, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                       95-4810658
  (State or jurisdiction of                   (IRS Employer Identification No.)
incorporation or organization)



                       17337 Ventura Boulevard, Suite 208
                            Encino, California 91316
                    (Address of Principal Executive Offices)

               2004 EMPLOYEES-CONSULTANTS STOCK COMPENSATION PLAN
                            (Full title of the plan)


      Corporations Services Company dba CSC Lawyers Incorporating Services
                       2730 Gateway Oaks Drive, Suite 100
                          Sacramento, California 95833
                     (Name and address of agent for service)

                                 (800) 315-9420
          (Telephone Number, including area code, of agent for service)
                                    ---------

                          Copies of Communications to:

                            L. Stephen Albright, Esq.
                       17337 Ventura Boulevard, Suite 208
                                Encino, CA 91317
                                 (818) 789-0779
                                   ----------

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement


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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
 Title of                         Proposed         Proposed
securities         Amount          maximum         maximum          Amount of
  to be            to be        offering price     aggregate       registration
registered       registered      per share(1)   offering price(2)      fee
--------------------------------------------------------------------------------

Common Stock
  par value
  $0.001 ...   559,000 shares      $ 0.030        $16,770.00          $2.15
--------------------------------------------------------------------------------
     (1) There is no market for Issuer's common stock. The offering price per share is based upon a recent private transfer of shares by one of Issuer's shareholders.

     (2) There is no market for Issuer's common stock. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, used solely for the purpose of calculating the amount of the registration fee.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Advanced Media Training, Inc., a Delaware corporation (hereinafter "Company" or "Registrant") with regard to the registration of Five Hundred Fifty Nine Thousand (559,000) shares of its common stock, $.001 par value, which are issuable to eligible employees and consultants of Registrant under the 2004 Employees-consultants Stock Compensation Plan (the "Plan").

     In accordance with Instructional Note to Part I of Form S-8, the information specified by Part I of a Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of common stock issued pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of Company, previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

     1. The Company's latest annual report on Form 10-KSB for the period ending May 31, 2004, filed with the Commission on August 18, 2004;

     2. The Company's quarterly reports on Form 10-QSB for the period ending February 29, 2004, filed with the Commission on April 13, 2004, amended by Form 10-QSB/A filed on Form 10-QSB/A filed with the Commission on April 15, 2004, and amended further by Form 10-QSB/A filed with the Commission on April 21, 2004;

     3. The Company's Form 10-QSB for the period ended November 30, 2003, filed with the Commission February 2, 2004;

     4. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual report.

     5. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is


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incorporated  or deemed to be  incorporated  by  reference  herein  modifies  or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     The securities to be registered and offered are the shares of Registrant's common stock, par value $.001, which is registered under Section 12 of the Securities Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     L. Stephen Albright, who is the Company's Secretary and a Vice President and Director, has issued an opinion about the validity of the securities registered hereby, as well as other relevant legal matters. Mr. Albright beneficially owns a number of shares of our common stock, which represent approximately 5.2% of the Company's issued and outstanding common stock, as constituted prior to the issuance of any shares under the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification of Officers and Directors of the Company is provided for under the Article XI of the Company's by-laws which state that "Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

The right to indemnification conferred shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer), to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The following documents are filed or incorporated by reference as part of this Registration Statement:

5.1      Opinion of L. Stephen Albright

10.1 2004 Employees -Consultants Stock Compensation Plan Of Advanced Media Training, Inc.

10.2 Form of Consultant Stock Compensation Agreement issued pursuant to plan described in Exhibit 10.1 above

10.3 Form of Employee Stock Compensation Agreement issued pursuant to plan described in Exhibit 10.1 above

23.1     Consent of Auditor

23.2     Consent of L. Stephen Albright (included in Exhibit 5.1)

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)To include any additional or changed material information on the plan of distribution.


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                   PROVIDED,  HOWEVER,  that paragraphs (a)(1)(i) and (a)(1)(ii)
do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required in a post- effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Los Angeles, County of Los Angeles, State of California, on September 17, 2004.

                                        ADVANCED MEDIA TRAINING, INC.


                                        By: /s/ Buddy Young
                                            ------------------------------
                                            Buddy Young, President


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     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                     TITLE                          DATE
       ---------                     -----                          ----


/s/ Buddy Young               Director, CEO & CFO            September 17, 2004
------------------------
BUDDY YOUNG


/s/ Mel Powell                Director                       September 17, 2004
------------------------
MEL POWELL


/s/ L. Stephen Albright       Director, V.P. & Secretary     September 17, 2004
------------------------
L. STEPHEN ALBRIGHT


/s/ Dennis Spiegelman         Director                       September 17, 2004
------------------------
DENNIS SPIEGELMAN


/s/ David Leedy               Director                       September 17, 2004
------------------------
DAVID LEEDY


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